Exhibit 99.1

Opexa Announces Stem Cell Agreement with Leading Global Pharmaceutical Company

THE WOODLANDS, Texas--(BUSINESS WIRE)--August 7, 2009--Opexa Therapeutics, Inc. (NASDAQ:OPXA), a company developing a novel T-cell immunotherapy for multiple sclerosis (MS), today announced that it has entered into an exclusive agreement with Novartis, one of the world’s largest pharmaceutical companies, for the further development of Opexa’s novel stem cell technology. This technology, which has generated preliminary data showing the potential to generate monocyte derived islet cells from peripheral blood mononuclear cells, was in early preclinical development at Opexa.

Under the terms of the agreement, Novartis will acquire the stem cell technology from Opexa and Novartis will have full responsibility for funding and carrying out all research, development and commercialization activities. Opexa will receive an upfront cash payment of $3 million, plus an additional $1 million as a technology transfer fee to be paid over the course of a six month period. Total payments to Opexa, including the upfront payment, the technology transfer fee and development and commercial milestone payments could exceed $50 million not including royalties. Opexa is also eligible to receive royalty payments from the sale of any products resulting from the use of the technology and retains an option on certain manufacturing rights.

“This represents a great opportunity for Opexa,” stated Neil K. Warma, Opexa’s president and chief executive officer. “Novartis is one of the premier pharmaceutical companies and the expertise they bring to this program will undoubtedly advance the technology significantly. This agreement will also allow us to firmly focus our attention on our key clinical asset, Tovaxin®.

About Opexa

Opexa Therapeutics, Inc. is dedicated to the development of patient-specific cellular therapies for the treatment of autoimmune diseases. The Company’s leading therapy, Tovaxin, is an individualized cellular immunotherapy treatment in Phase IIb clinical development for Multiple Sclerosis (MS). Tovaxin is derived from T-cells isolated from peripheral blood, expanded ex vivo, and reintroduced into the patients via subcutaneous injections. This process triggers a potent immune response against specific subsets of autoreactive T-cells known to attack myelin and, thereby, reduces the risk of relapse over time. Data from the first Phase IIb clinical study showed compelling evidence that Relapsing Remitting MS patients treated with Tovaxin saw overall clinical, MRI, and immunological benefits over the placebo group, including statistical significance for decrease in the Annualized Relapse Rate (ARR), improvement in disability score (EDSS), and improvement in quality of life measures (MSQLI), as well as an excellent safety profile with no serious adverse events related to Tovaxin treatment.

For more information visit the Opexa Therapeutics website at www.opexatherapeutics.com

Cautionary Statement Relating to Forward - Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial payments, returns, royalties, performance and position, management's strategy, plans and objectives for future operations, plans and objectives for product development, plans and objectives for present and future clinical trials and results of such trials, plans and objectives for regulatory approval, litigation, intellectual property, product development, manufacturing plans and performance, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of third-party development and commercialization efforts with respect to products covered by intellectual property rights transferred by the Company, the success of third-party patent prosecution efforts with respect to such products, the ability of the Company to enter into and benefit from a partnering arrangement for the Company's product candidate, Tovaxin, on reasonably satisfactory terms (if at all), and our dependence (if partnered) on the resources and abilities of any partner for the further development of Tovaxin, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of developing a marketable product, our ability to raise additional capital to continue our treatment development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in our filings with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:
Opexa Therapeutics, Inc.
President & CEO
Neil K. Warma, 281-719-3437
nwarma@opexatherapeutics.com